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                              SUBSIDIARIES OF CAMCO

                                              State of
     Name                                   Incorporation             Ownership
     Cambridge Savings Bank                     Ohio                      100%

     Marietta Savings Bank                      Ohio                      100%

     First Federal Savings Bank of
      Washington Court House                United States                 100%

     First Federal Bank for                 United States                 100%
      Savings

     East Ohio Land Title Agency                Ohio                      100%



                        SUBSIDIARIES OF CAMBRIDGE SAVINGS

     Camco Mortgage Corporation                 Ohio                       50%



                        SUBSIDIARIES OF MARIETTA SAVINGS

     Camco Mortgage Corporation                 Ohio                       50%

     WestMar Mortgage Company                   Ohio                      100%



                          SUBSIDIARIES OF FIRST SAVINGS

     First S&L Corporation                    Kentucky                    100%

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